Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
July 16, 2008

CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-50550	20-0178991
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
25Fl. Qiang Sheng Mansion
No. 145 Pu Jian Road,
Pudong District
Shanghai, 211217, PRC
(Address of Principal Executive Offices and zip code)
(86 21) 6864 4666
(Registrant’s telephone
number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 16, 2008, ChinaCast Education Corporation (the “Company”), a Delaware corporation, entered into an agreement with Capela Overseas Ltd. (“Capela”) whereby the Company agreed to reduce the exercise price of the warrants (the “Warrants”) held by Capela from $5.00 per share to $4.25 per share. In connection with the reduction in the price of the Warrants, on July 22, 2008, Capela exercised in full an aggregate of 94,117 Warrants. Upon exercise the Company received approximately $399,997.

Item 3.02	Unregistered Sales of Equity Securities.
     As additional consideration for Capela exercising the Warrants in full as well as for the value of the Warrants, on July 12, 2008 the Company issued 14,934 restricted shares of common stock of the Company to Capela. All securities were issued pursuant to Section 4(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated July 16, 2008, between ChinaCast Education Corporation and Capela Overseas Ltd.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: July 22, 2008	By:	/s/ Antonio Sena
		Name:	Antonio Sena
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1 AGREEMENT LETTER